QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-124340) of IAC/InterActiveCorp and related combined Proxy Statement/Prospectus of IAC/InterActiveCorp and Ask Jeeves, Inc. and to the incorporation by reference therein of our report dated March 10, 2005, with respect to the consolidated financial statements and schedule of Ask Jeeves, Inc., management's assessment of the effectiveness of internal control over financial reporting of Ask Jeeves, Inc., and the effectiveness of internal control over financial reporting of Ask Jeeves, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Francisco, California

June 16, 2005

QuickLinks

Consent of Independent Registered Public Accounting Firm